NON-QUALIFIED STOCK OPTION AGREEMENT


      THIS NON-QUALIFIED STOCK OPTION AGREEMENT ("Agreement") is made by and between Patriot Scientific Corporation, a Delaware corporation (the "Corporation"), and David H. Pohl, President and Chief Executive Officer of the Corporation (the "Optionee") as of June 5, 2006 (the "Date of Grant").

      NOW, THEREFORE, in consideration of the mutual benefit to be derived herefrom and Optionee's past and continuing service as an officer of the Corporation, the Corporation and Optionee agree as follows:

      1. Grant of Option. The Corporation and Optionee hereby rescind that certain Non-Qualified Stock Option Agreement entered into by them as of June 1, 2006. The Corporation hereby grants to Optionee the right, privilege and option ("Option") to purchase 1,500,000 shares of its common stock ("Stock") at $0.165 per share, in the manner and subject to the conditions provided hereinafter. This Option is not granted pursuant to the terms and conditions of any stock option plan adopted by the Corporation and reflects compensation discussions between Optionee and the Compensation Committee of the Board of Directors of Corporation that commenced on or about June 22, 2005.

      2. Time of Exercise of Option. The Option shall be fully vested and may be exercised by Optionee at any time prior to its termination or expiration. Any exercise may be with respect to any part or all of the shares then issuable upon exercise of this Option. The Option must be exercised within the earlier of (i) August 15, 2007 or (ii) three months after the first date that Optionee is no longer an officer or director of the Corporation. In no event shall the Corporation be required to transfer fractional shares to Optionee or those entitled to Optionee's rights herein.

      3. Method of Exercise. The Option shall be exercised by written notice to the Corporation by the Optionee (or his successor in the event of his death). Such written notice shall state the number of shares with respect to which the Option is being exercised and designate a time, during normal business hours of the Corporation, for the delivery thereof ("Exercise Date"), which time shall be at least 30 days after the giving of such notice unless an earlier date shall have been mutually agreed upon. At the time specified in the written notice, the Corporation shall deliver to the Optionee at the principal office of the Corporation, or such other appropriate place as may be determined by the Corporation, a certificate or certificates for such shares. Notwithstanding the foregoing, the Corporation may postpone delivery of any certificate or certificates after notice of exercise for such reasonable period as may be required to comply with any applicable listing requirements of any securities exchange. In the event the Option shall be exercisable by any person other than the Optionee, the required notice under this Section shall be accompanied by appropriate proof of the right of such person to exercise the Option.

      4. Medium and Time of Payment. The Option exercise price shall be payable in full on or before the Option Exercise Date in any one of the following alternative forms:

            (a) full payment in cash or certified bank or cashier's check;

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            (b) full payment in shares of stock or other securities of the
Corporation having a fair market value on the Exercise Date in the amount equal to the Option exercise price;

            (c) surrender of this Option at the principal office of the Corporation together with notice of cashless exercise, in which event the Corporation shall issue Optionee a number of shares of Common Stock computed using the following formula:

                                  X = Y (A-B)/A

where:        X = the number of shares of Common Stock to be issued to Optionee.

              Y = the number of shares of Common Stock for which this Option is being exercised.

              A = Fair Market Value of one (1) share of Common Stock.

              B = the Exercise Price.

            (d) a combination of the consideration set forth in Sections 4(a), 4(b), or 4(c) equal to the option exercise price.

      5. Fair Market Value. The fair market value of a share of stock or other security of the Corporation on any relevant date shall be determined in accordance with the following provisions:

            (a) If the stock or other security of the Corporation at the time is neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market, then the fair market value shall be determined by the Board of Directors of the Corporation after taking into account the factors found in ss.260.140.45 of Title 10, California Code of Regulations and such other factors as the Board shall deem appropriate.

            (b) If the stock or other security of the Corporation is not at the time listed or admitted to trading on any stock exchange but is traded in the over-the-counter market, the fair market value shall be the average closing selling price of one share of stock or other security of the Corporation over the ten trading days immediately preceding the date in question in the over-the-counter market, as such prices are reported by the National Association of Securities Dealers through its NASDAQ system or any successor system. If there are no reported bid and asked prices (or closing selling price) for the stock or other security of the Corporation on the date in question, then the mean between the highest bid price and lowest asked price (or the closing selling price) on the last preceding date for which such quotations exist shall be determinative of fair market value.

            (c) If the stock or other security of the Corporation is at the time listed or admitted to trading on any stock exchange, then the fair market value shall be the average closing selling price of one share of stock or other security of the Corporation over the ten trading days immediately preceding the date in question on the stock exchange determined by the Board of Directors to be the primary market for the stock or other security of the Corporation, as such price is officially quoted in the composite tape of transactions on such exchange.

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      6. Rights as a Shareholder. The Optionee or his successor shall have no rights as a shareholder with respect to any stock underlying this Option until the date of the issuance to the Optionee of a certificate for such stock. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

      7. Restrictions on Exercise and Delivery. The exercise of this Option shall be subject to the condition that, if at any time the Board of Directors shall determine, in its sole and absolute discretion,

            (a) the satisfaction of any withholding tax or other withholding liabilities, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of stock pursuant thereto,

            (b) the listing, registration, or qualification of any shares deliverable upon such exercise is desirable or necessary, under any state or federal law, as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto, or

            (c) the consent or approval of any regulatory body is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto,

then in any such event, such exercise shall not be effective unless such withholding, listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. The Optionee shall execute such documents and take such other actions as are required by the Board of Directors to enable it to effect or obtain such withholding, listing, registration, qualification, consent or approval. Neither the Corporation nor any officer or director, or member of the Board, shall have any liability with respect to the non-issuance or failure to sell shares as the result of any suspensions of exercisability imposed pursuant to this Section.

      8. Termination of Option. Except as otherwise provided in this Agreement to the extent not previously exercised, the Option shall terminate upon the first to occur of any of the following events:

            (a) the dissolution, liquidation, or acquisition of the Corporation;

            (b)   August 15, 2007;

            (c)   the breach by Optionee of any provision of this Agreement; or

            (d) three months after the first date on which Optionee is no longer an officer or Director of the Corporation.

      9. Nonassignability. This Option may not be sold, pledged, assigned or transferred in any manner other than by will or by the laws of intestate succession, and may be exercised during the lifetime of the Optionee only by the Optionee. Any transfer by the Optionee of any part of the Option shall void the Option, and the Corporation shall have no further obligation with respect to the Option. The Option shall not be pledged or hypothecated in any way, nor shall any Option be subject to execution, attachment or similar process.

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      10. Restrictions on Transfer of Shares Acquired. Optionee represents and warrants to the Corporation that Optionee understands that, as of the date of this Agreement, (a) the stock issuable upon exercise of the Option has not been registered under the Securities Act of 1933, as amended (the "Act") or qualified under any applicable state securities laws and the stock must be held indefinitely unless subsequently registered and qualified thereunder or an exemption from registration and qualification is available.

      11. Representation Letter. Upon any exercise of the Option, Optionee shall make such representations and warranties as are reasonably deemed necessary or appropriate by the Corporation and its counsel.

      12. Restrictive Legends. Each certificate evidencing the shares acquired hereunder, including any certificate issued to any transferee thereof, shall be imprinted with legends substantially in the form set forth in the Plan.

      13. No Right of Employment. Neither the grant nor exercise of the Option nor anything in this Agreement shall impose upon the Corporation or any other corporation any obligation to employ or continue to employ Optionee. The right of the Corporation and any other corporation to terminate any employee shall not be diminished or affected because this Option has been granted to Optionee.

      14. Subdivision or Consolidation. Subject to any required action by shareholders of the Corporation, the number of shares of stock covered by this Option, and the exercise price thereof, shall be proportionately adjusted for any increase or decrease in the number of issued shares of stock of the Corporation resulting from a subdivision or consolidation of shares, including, but not limited to, a stock split, reverse stock split, recapitalization, continuation or reclassification, or the payment of a stock dividend (but only on the stock) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Corporation. Any fraction of a share subject to this Option that would otherwise result from an adjustment pursuant to this Section shall be rounded downward to the next full number of shares without other compensation or consideration to the holder of this Option.

      15. Notices. Any notice to be given under the terms of this Agreement shall be addressed to the Corporation in care of its Secretary at its principal office, and any notice to be given to Optionee shall be addressed to Optionee at the address maintained by the Corporation for him or at such other address as Optionee may specify in writing to the Corporation.

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      16. Binding Effect and Amendment. This Agreement shall be binding upon and inure to the benefit of Optionee, his heirs and successors, and of the Corporation, its successors and assigns. This Agreement may be amended or modified only by the written agreement of the parties hereto; provided, however, that the parties intend for this Agreement to comply in form and in operation with Section 409A of the Internal Revenue Code; and therefore, notwithstanding any other provision of this Agreement to the contrary, the Board of Directors of the Corporation or an authorized Committee thereof shall be permitted to amend or eliminate any provision or term of this Agreement to the extent that such provision or term violates or conflicts with the requirements of Section 409A or the compliance by the Corporation or Optionee with such provision or term will result in a violation of Section 409A.

      17. Governing Law. This Agreement shall be governed by the laws of the State of California.

      18. Descriptive Headings. Titles to Sections are solely for information purposes.

      IN WITNESS WHEREOF, this Agreement is effective as of, and the Date of Grant shall be, June 5, 2006.

                                PATRIOT SCIENTIFIC CORPORATION,
                                a Delaware corporation



                                By:      /s/ Carlton M. Johnson Jr.
                                         -----------------------------------
                                         Carlton M. Johnson, Jr., Chair of the
                                         Compensation Committee of the
                                         Board of Directors


                                OPTIONEE



                                /s/ David H. Pohl
                                --------------------------------------------
                                David H. Pohl

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